SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MACATAWA BANK CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

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Macatawa Bank Corporation

March 10, 2004

Dear Shareholder:

        We invite you to attend the 2004 Annual Meeting of Shareholders. This year’s meeting will be held on Wednesday, April 21, 2004, at 10:00 A.M., at The Amway Grand Plaza Hotel, 187 Monroe Avenue, N.W., Grand Rapids, Michigan 49503.

        It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

Sincerely, /s/ Benj. A. Smith, III Benj. A. Smith, III Chairman of the Board and Chief Executive Officer

MACATAWA BANK CORPORATION

10753 Macatawa Drive
Holland, Michigan 49424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 21, 2004

To Our Shareholders:

        The 2004 Annual Meeting of Shareholders of Macatawa Bank Corporation will be held at The Amway Grand Plaza Hotel, 187 Monroe Avenue, N.W., Grand Rapids, Michigan 49503, on Wednesday, April 21, 2004, at 10:00 A.M., local time, for the following purposes:

1.	To elect two directors for a term of three years.

2.	To transact such other business as may properly come before the meeting or at any adjournment thereof.

        Shareholders of record at the close of business February 25, 2004, will be entitled to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.

Dated: March 10, 2004 Holland, Michigan	By order of the Board of Directors /s/ Philip J. Koning Philip J. Koning Secretary

Dated: March 10, 2004

MACATAWA BANK CORPORATION

10753 Macatawa Drive
Holland, Michigan 49424

———————————————

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held April 21, 2004

———————————————

SOLICITATION OF PROXIES FOR ANNUAL MEETING

        This Proxy Statement is furnished to the Shareholders of Macatawa Bank Corporation (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at The Amway Grand Plaza Hotel, 187 Monroe Avenue, N.W., Grand Rapids, Michigan 49503, April 21, 2004, at 10:00 A.M., local time.

        The Annual Meeting is being held for the following purposes:

1.	To elect two directors for a term of three years.

2.	To transact such other business as may properly come before the meeting or to any adjournment thereof.

        If a proxy in the form distributed by the Company’s Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by Macatawa Bank.

        A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        On February 25, 2004, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 8,375,645 outstanding shares of common stock of the Company. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy. As of February 25, 2004, no person was known by management to be the beneficial owner of more than 5% of the Company’s common stock.

ELECTION OF DIRECTORS

        The Company’s Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The number of directors constituting the Board of Directors is determined from time to time by the Board of Directors. The Board is currently composed of six members. While the Company does not have a nominating committee, the Company believes that obtaining input from all Directors in connection with Board nominations enhances the nomination process. The Company does not currently have a charter or written policy with regard to the nomination process (other than for shareholder nominations). The nominations of the Directors standing for re-election at the 2004 Annual Meeting were unanimously approved by the Board of Directors, including unanimous approval by the independent Directors of the Board. These independent Directors meet the requirements of independence set forth in the listing standards for NASDAQ.

        The Board of Directors has nominated John F. Koetje and Philip J. Koning for election as directors. Mr. Koetje and Mr. Koning are each incumbent directors and are being nominated for a three year term to expire at the 2007 Annual Meeting.

        Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing each of the nominees named above. Mr. Koetje and Mr. Koning are presently serving as directors of the Company. The following pages of this Proxy Statement contain more information about the nominees and other directors of the Company.

        A plurality of the votes cast at the Annual Meeting is required to elect the nominee as a director of the Company. As such, the individual who receives this number of votes cast by the holders of the Company’s common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by Macatawa Bank.

        The Board of Directors will consider candidates for director put forward by shareholders. Director nominees should possess the highest personal and professional ethics, integrity and values, and must by committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board of Directors seeks to identify candidates with diverse experience in business, management, marketing, finance, and other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties. Shareholders may propose nominees for consideration by the Board of Directors by submitting the names, appropriate biographical information and qualifications in writing to: Philip J. Koning, Secretary of the Board of Directors, Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, MI 49424-3119. The Company does not pay any third party to assist in the process of identifying or evaluating candidates. In considering any nominee proposed by a shareholder, the Board of Directors will reach a conclusion based on the criteria described above. After full consideration, the shareholder proponent will be notified of the decision of the Board of Directors. The Board of Directors has not rejected any director candidate put forward by a shareholder or group of shareholders that beneficially own more than 5% of the Company’s Common Stock for at least one year at the time of the recommendation.

        Except the persons nominated by the Board of Directors, no other persons may be nominated for election at the 2004 Annual Meeting. The Company’s Articles of Incorporation require at least 60 days prior written notice of any other proposed nomination and no such notice has been received. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects.

The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.

INFORMATION ABOUT DIRECTORS

        The content of the following table is based upon information as of February 1, 2004, furnished to the Company by the directors. Except as described in the notes following the table, the following directors have sole voting and dispositive power as to all of the shares set forth in the following table.

Name	Age	Year First Became a Director	Amount and Nature of Beneficial Ownership(1)		Percent Of Common Stock

Nominees for Election as Directors for a
Term Expiring in 2007

John F. Koetje (a)	68	1998	146,320		1.7%

Philip J. Koning	49	1997	54,460		0.7%
Directors Whose Terms Expire in 2005

Robert E. DenHerder (a)	49	1997	152,840		1.8%

Arend D. Lubbers (a) (b)	73	2003	3,761		0.0%
Directors Whose Terms Expire in 2006

G. Thomas Boylan (b)	81	1997	160,900		1.9%

Benj. A. Smith, III (b)	59	1997	308,818	(2)	3.7%

(a) Member of the Audit Committee
(b) Member of the Compensation Committee

(1)	Except as described in the following note, each nominee and director owns the shares directly and has sole voting and investment power or shares voting and investment power with his or her spouse under joint ownership. Includes shares of common stock that are issuable under options that are exercisable or will become exercisable within sixty (60) days. The share ownership of the following directors includes shares subject to options that are currently exercisable: Mr. DenHerder (18,547 shares), Mr. Lubbers (0 shares), Mr. Boylan (18,547 shares), Mr. Smith (45,576 shares), Mr. Koetje (14,049 shares) and Mr. Koning (27,674 shares).

(2)	Includes 7,760 shares owned by Mr. Smith’s spouse and 56,770 shares held in a trust for the benefit of Mr. Smith’s spouse. Also includes 119,460 shares with respect to which Smith & Associates Investment Management Services, an investment advisory firm controlled by Mr. Smith, has voting power, but with respect to which he disclaims beneficial ownership.

        G. Thomas Boylan is a director of the Company and of Macatawa Bank (the “Bank”). Mr. Boylan serves as the President of Light Metals Corporation, a manufacturing company located in Wyoming, Michigan, where he has been employed since 1947.

        Robert E. DenHerder is a director of the Company and the Bank. Mr. DenHerder is President of Premovation Audio, Holland, Michigan, a custom sales and installation company of audio and video equipment for commercial and residential applications. From January, 1980 to December, 1999, Mr. DenHerder served as the President of Uniform Color Co., a company located in Holland, Michigan, which manufactures color concentrate for the plastics industry focusing on automotive suppliers.

        John F. Koetje is a director of the Company and the Bank. Mr. Koetje is a partner in John F. Koetje and Associates, a West Michigan builder of residential and light commercial real estate and apartment complexes where he has been employed for 38 years.

        Philip J. Koning has served as President and Chief Executive Officer of the Bank since its inception in November, 1997, and serves as the Secretary and Treasurer of the Company, as a director of both the Company and the Bank, and as Chairman of the Bank. Mr. Koning was employed by Smith & Associates Investment Management Services prior to February 1998. Mr. Koning has over 28 years of commercial banking experience and served from 1992 to 1997 as Community Bank President with First of America Bank in Holland.

        Arend D. Lubbers is a director of the Company and the Bank. Mr. Lubbers is an independent consultant and previously served as the President of Grand Valley State University from 1969 to 2001. Mr. Lubbers served as a director of Grand Bank Financial Corporation and Grand Bank from 1990 to 2002. Mr. Lubbers is a graduate of Hope College and received his graduate degree from Rutgers University.

        Benj. A. Smith, III is the Chairman, Chief Executive Officer and a director of the Company and is also a director of the Bank. Mr. Smith is an investment advisor and has served from 1992 to the present as the President of Smith & Associates Investment Management Services, an investment management firm located in Holland, Michigan. Prior to 1992, Mr. Smith gained 21 years of banking experience at First Michigan Bank Corporation and its subsidiary FMB-First Michigan Bank of Zeeland, Michigan.

COMPENSATION OF DIRECTORS

The directors of the Company, excluding officers of the Bank, receive an annual retainer of $15,000, and are paid $950 per board meeting attended and $500 for committee meetings attended. During 2003, Company directors received $15,000 in annual retainer, and were paid $900 per board meeting attended and $450 per committee meeting attended. Bank directors receive $6,000 for an annual retainer, $650 per board meeting attended and $500 per committee meeting attended. During 2003, Bank directors received $6,000 in annual retainer, and were paid $600 per board meeting attended and $450 per committee meeting attended.

CORPORATE GOVERNANCE

Meetings of the Board of Directors – The Board of Directors had eight meetings in 2003. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees in which they were eligible to attend. The Company encourages members of its Board of Directors to attend the Annual Meeting of Shareholders. All of the Directors attended the Annual Meeting of Shareholders held April 24, 2003.

Director Independence – The Board of Directors has determined that all directors except Benj. A. Smith, III and Philip J. Koning are independent within the meaning of the rules promulgated by the National Association of Securities Dealers (NASD).

Meetings of Independent Directors – The Company’s independent directors meet periodically in executive sessions without any management directors in attendance. If the Board of Directors convenes a special meeting, the independent directors may hold an executive session if the circumstances warrant.

Shareholder Communication with Directors – Shareholders may communicate with members of the Company’s Board of Directors by mail addressed to the full Board of Directors, a specific member or to a particular committee of the Board of Directors at Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, Michigan 49424.

Additional Corporate Governance Matters – During the past year, the Company has taken a number steps to protect and promote the interests of shareholders. The Board of Directors amended our Audit Committee Charter, adopted a Problem Resolution Policy and adopted a new Senior Officer Code of Ethics. The Audit Committee Charter is attached as Appendix A and Problem Resolution Policy is attached as Appendix B to this Proxy Statement. The Senior Officer Code of Ethics is available upon request by writing to the Chief Financial Officer, Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, Michigan 49424.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors developed a charter for the Audit Committee. The Board of Directors has also examined the composition of the Audit Committee in light of the rules of the National Association of Securities Dealers governing audit committees and has determined that all members of the Audit Committee are “independent” within the meaning of those rules. The Board of Directors has determined that the audit committee does not have a “audit committee financial expert” as that term is defined by the Securities and Exchange Commission. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and accounting matters to serve effectively on the Committee. The Audit Committee held four meetings during 2003.

        The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Form 10-K for the year ended December 31, 2003.

        In issuing this report, we note that management is responsible for the Company’s financial reporting process, including its systems of internal control, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures, and therefore our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles. We have relied, without independent verification, on management’s representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s financial statements.

John F. Koetje	Robert E. DenHerder	Arend D. Lubbers

EXECUTIVE COMPENSATION

Committee Report on Executive Compensation

        All of the executive officers of the Company are also executive officers of the Bank, except for Benj. A. Smith, III who is Chairman and Chief Executive Officer of the Company and a director of the Bank. Company officers other than Benj. A. Smith, III serve as officers of the Company as an incident to their primary service as an officer and employee of the Bank and receive no compensation directly from the Company.

        The Compensation Committee recommends to the Board of Directors the compensation of the Company’s executive officers. The Compensation Committee met one time during 2003. Mr. Benj. A. Smith, III serves as the chairman of the Compensation Committee. The decisions of the Compensation Committee were unanimously approved by the Board of Directors, including unanimous approval by the independent Directors of the Board. These independent Directors meet the requirements of independence set forth in the listing standards for The Nasdaq Stock Market.

        Chairman and Chief Executive Officer Benj. A. Smith, III received a salary of $150,000 in 2003 and his salary has remained at this level since 2000. Periodically the Compensation Committee awards incentive stock options under the Company’s stock compensation plan to Mr. Smith, as well as other officers and staff of the Company and Bank. This allows the officers awarded options to share in the appreciation of the Company’s stock value as a result of their efforts.

        Base Salary — In general, the Board intends to maintain the base salaries of the Company’s executive officers and senior managers within peer group levels, with the ability to make appropriate adjustment to reflect other relevant factors, which may include individual performance, experience, expertise and tenure. Annually, the Committee establishes a base wage for the Chief Executive Officer, the President, the Chief Financial Officer, and the Senior Vice President-Loan Administration. The Committee’s determination is based upon the performance of the individual and compensation levels established by the Company’s peers and evaluations by consultants.

        The base salaries of all other officers and senior managers are established by the Bank’s President and Chief Executive Officer.

        Long-Term Incentives — The Company provides long-term incentives in the form of stock options. Each year the Committee recommends to the Board a list of stock options to be granted. These options are intended to recognize individual contributions, to align the interests of employees with the interests of shareholders, and to incentivize employees to contribute to the long-term objectives of the Company. The Company provides a 401(k) matching contribution to all employees.

SUMMARY COMPENSATION TABLE

        The following table sets forth the annual and long-term compensation paid to the Company’s Chief Executive Officer, the President and Chief Executive Officer of the Bank, the Senior Vice President and Chief Financial Officer of the Company and the Bank, and the Senior Vice President — Loan Administration of the Bank (collectively referred to as the “Named Executives”) for services rendered during 2001, 2002 and 2003. No other executive officers of the Company or the Bank received annual compensation in excess of $100,000 during 2001, 2002 or 2003.

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Other Annual Compensation($)	Securities Underlying Options(#)	All Other Compensation(1)
Benj. A. Smith, III	2003	$150,000	$0	5,000	$0
Chairman of the Board and	2002	150,000	0	11,802	0
Chief Executive Officer of	2001	150,000	0	0	0
the Company and a director
of the Bank

Philip J. Koning	2003	198,160	0	6,000	3,237
Chief Executive Officer and	2002	174,846	25,000	5,250	3,192
President of the Bank and	2001	170,000	19,000	2,184	3,014
Treasurer and Secretary of
the Company

Jon W. Swets (2)	2003	130,048	0	6,260	282
Senior Vice President and Chief	2002	60,096	17,500	3,150	108
Financial Officer of the Company
and the Bank

Ray D. Tooker	2003	133,684	0	5,260	290
Senior Vice President - Loan	2002	128,635	16,000	0	227
Administration of the Bank	2001	125,000	13,000	1,092	264

(1)	Includes an automobile allowance ($2,775 in 2003, $2,866 in 2002, and $2,631 in 2001) paid by the Company for the benefit of Mr. Koning, as well as term life insurance premiums paid for the benefit of executive officers listed above.

(2)	Mr. Swets was hired as Senior Vice President and Chief Financial Officer of the Company and the Bank effective July 1, 2002, at an annual salary of $125,000. The Summary Compensation Table discloses his 2002 compensation from his date of hire through December 31, 2002.

        Option Grants in 2003. Shown below is information on grants of stock options pursuant to the Company’s Stock Compensation Plan.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation For Option Term(3)
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2003	Exercise or Base Price (per share)(2)	Expiration Date	5%	10%

Benj. A. Smith, III	5,000	3.8%	$26.40	11/12/13	$83,014	$210,374

Philip J. Koning	6,000	4.5%	$26.40	11/12/13	$99,617	$252,499

Jon W. Swets	1,260	1.0%	$20.29	2/20/13	$16,078	$40,745

	5,000	3.8%	$26.40	11/12/13	$83,014	$210,374

Ray D. Tooker	1,260	1.0%	$20.29	2/20/13	$16,078	$40,745

	4,000	3.0%	$26.40	11/12/13	$66,411	$168,299

(1)	Indicates number of shares which may be purchased pursuant to options granted in 2003 under the Company’s Stock Compensation Plan as of December 31, 2003. During 2003, the Company granted to eligible employees and directors options to purchase an aggregate of 132,418 shares. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant.

(2)	The exercise price equals the prevailing market price of the Common Stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, through the withholding of shares otherwise issuable upon exercise or a combination thereof.

(3)	These amounts are based on assumed rates of appreciation over the entire option period without any discount to present value. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Company’s Common Stock. There can be no assurance that the amounts reflected in this table will be realized.

        Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Company’s Common Stock granted to the Named Executives and held by them at December 31, 2003. None of the Named Executives exercised any stock options during 2003.

	Number of Shares Subject to Unexercised Options Held at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Benj. A. Smith, III	45,576	6,092	$624,484	$21,274
Philip J. Koning	27,674	6,000	$430,032	$11,940
Jon W. Swets	3,150	6,260	$26,586	$20,156
Ray D. Tooker	6,713	5,260	$104,177	$18,166

(1)	The value of unexercised options reflects the increase in market value of the Company’s Common Stock from the date of grant through December 31, 2003 (when the closing price of the Company’s Common Stock was $28.39 per share). Value actually realized upon exercise by the Named Executives will depend on the value of the Company’s Common Stock at the time of exercise.

        Benefits.        The Company provides group health and life insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers. In January 1999, the Company implemented a 401(k) plan.

        Security Ownership of Management. The following table shows, as of February 1, 2004, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock

Benj. A. Smith, III	308,818	3.7%

Philip J. Koning	54,460	*

Jon W. Swets (2)	7,035	*

Ray D. Tooker (3)	10,086	*

All Executive Officers and Directors as a Group
(8 persons)	844,220	10.1%

(1)	See Footnotes 1 and 2 to the Information About Directors table appearing on page 4 of this Proxy Statement.

(2)	Includes 3,150 shares subject to options that are currently exercisable.

(3)	Includes 6,713 shares subject to options that are currently exercisable.

TRANSACTIONS INVOLVING MANAGEMENT

        Directors and officers of the Company and their associates were customers of, and had transactions with, subsidiaries of the Company in the ordinary course of business during 2003. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features.

        The Company has entered into a purchase agreement to purchase 1.45 acres of land from director John F. Koetje for $640,000. The land is part of a 5.3 acre site being developed by Mr. Koetje. The terms of the purchase where negotiated on an arms-length basis, and the Company believes that the terms are no less favorable to the Company than could have been obtained from a third party. The Company obtained an independent appraisal to support the purchase price. There is a cooperative effort to build a new road into the development and to develop a storm water detention area for the site. The Bank is to pay two-thirds of the estimated road cost of $100,000 and one-third of the estimated storm water retention area of $40,000. The Company plans to build a new branch on the property.

Mr. Benj. A. Smith, III, the Chairman and Chief Executive Officer of the Company, is also the sole owner and President of Smith & Associates Investment Management Services, an investment advisory firm. Approximately $143 million of the $1.002 billion in assets held by Macatawa Bank’s trust department at December 31, 2003, represent accounts referred by Smith & Associates to the trust department. These assets were previously held in custodial accounts with other financial institutions. Smith & Associates received no compensation for these referrals. Smith & Associates may continue to refer additional accounts to the trust department, although we do not expect the dollar amount of future referrals to be as large as the initial referrals to the trust department. Most of the accounts referred by Smith & Associates to the trust department are custodial accounts as to which the trust department has no investment responsibility or authority. The trust department is compensated from these accounts for its custodial services. Payments to Smith & Associates for investment services are made from these custodial accounts based on arrangements made directly between Smith & Associates and the trust grantors.

        When trust documents give our trust department investment authority, depending on the size and nature of the trust, the trust asset investment services may be handled internally or outsourced. The trust department handles the investment of smaller accounts internally. However, the trust department is not yet internally staffed to perform active investment management services for larger, more complex trusts. For these trusts, the trust department outsources investment management services to one of approximately eight investment advisory firms based on the trust customer’s preference. The trust department receives no compensation for these referrals just as it pays no compensation for accounts referred to it. All investment management services provided to our trust department by Smith & Associates have been and will be entered into on terms that are no less favorable to us or our customers than those which can be obtained from unaffiliated third parties. In 2003, total payments to Smith & Associates for investment management services performed on behalf of our trust department were $164,000. The total of these fees was less than the custodial fee revenue received by the Macatawa Bank trust department from custodial accounts referred by Smith & Associates to the trust department.

        As of December 31, 2003 the Bank had approximately $110 million of securities. The Bank has entered into an Investment Management Agreement under which Smith & Associates provides certain investment management services to the Bank. The investment services are provided on terms that are no less favorable to us than those which can be obtained from unaffiliated third parties. In 2003, total payments to Smith & Associates for investment management services performed in connection with Macatawa Bank’s security portfolio were less than $40,000.

        During 2003 the Company amended and restated its consulting agreement with Benj. A. Smith, III, the Chairman and Chief Executive Officer of the Company. The employment agreement provides that beginning on the date that Mr. Smith resigns as Chief Executive Officer of the Company, for a period of six years he will remain employed by the Company at compensation of $12,500 per month.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Based upon written representations by each director and officer, all the reports were filed by such persons during the last fiscal year, except for one late report by each director and executive officer with respect to a stock option grant in 2003.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following graph shows the cumulative total shareholder return on an investment in the Company’s common stock compared to the Russell 2000 Index and the Media General Group Index of Regional-Midwest Banks. The comparison assumes a $100 investment on December 31, 1998 at the initial price of $13.56 per share (adjusted for all stock dividends) and assumes that dividends are reinvested.

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

Macatawa Bank
Corporation	100.00	92.32	88.12	129.48	141.26	215.90
MG Group Index	100.00	82.98	101.06	101.92	97.54	125.40
Russell 2000 Index	100.00	119.59	114.43	115.60	90.65	131.78

Source: Media General Financial Services, Richmond, Virginia.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The combined consolidated financial statements of the Company have been audited by Crowe Chizek and Company LLC, independent certified public accountants. A representative of Crowe Chizek and Company LLC is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The Company’s Audit Committee has retained Crowe Chizek and Company LLC as the Company’s auditors for the 2004 calendar year.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees for services provided to the Company for the fiscal years ended December 31, 2003 and 2002 by the Company’s independent accounting firm, Crowe Chizek and Company LLC:

	2003	2002

Audit Fees	$90,000	$94,000
Audit Related Fees	25,500	52,200
Tax Fees (1)	25,225	28,915
All Other Fees (2)	24,295	129,190

Total Fees	$165,020	$304,305

(1)	Tax Fees” includes, among other things, tax return preparation and review, and tax planning and advice.

(2)	“All Other Fees” includes, among other things, compliance services, loan review and internal audit assistance.

        The Audit Committee discussed with the independent accounting firm and considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the principal accountant’s independence. The Audit Committee has determined that such services for 2003 and 2002 were compatible.

        The Audit Committee is responsible for appointing, compensating and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding the pre-approval of all audit and non-audit services provided by the independent auditor. This policy requires the Audit Committee to receive advance approval for specific projects and categories of services. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. All services performed after the establishment of the policy have been pre-approved pursuant to the policy.

SHAREHOLDER PROPOSALS — 2005 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented for action at the 2005 annual meeting of the Company must be received by the Company and can be mailed to P.O. Box 3119, Holland, Michigan 49422-3119, not later than November 15, 2004, if the shareholder wishes the proposal to be included in the Company’s proxy materials for that meeting.

MISCELLANEOUS

        The annual report of the Company for the fiscal year ended December 31, 2003, including financial statements, is being mailed to shareholders with this proxy statement.

        An annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2003, will be provided free to shareholders upon written request. Write to Macatawa Bank Corporation, Attention: Jon W. Swets, P.O. Box 3119, Holland, Michigan 49422-3119, or the Form 10-K may also be accessed by visiting our web site at www.macatawabank.com. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Company, that file electronically. The SEC’s web site address is http:\\www.sec.gov.

        The management of the Company is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying forms will be borne by the Company. The Company may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the beneficial owners and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company.

Dated: March 10, 2004 Holland, Michigan	By order of the Board of Directors /s/ Philip J. Koning Philip J. Koning Secretary

APPENDIX A

MACATAWA BANK CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.     PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal audit function.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit function, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.     COMPOSITION

The Audit Committee shall be comprised of three or more directors of the Corporation or its subsidiaries as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Independent directors shall be those who are not currently, nor in the last three years have been employed by the Corporation or its subsidiaries; receive no remuneration other than normal director fees; they shall have no immediate family members in Senior Management positions at the Corporation or its subsidiaries; and they or any company they control shall not receive more than 5% of their sales volume from business done with the Corporation or its subsidiaries. Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of NASDAQ. If possible, at least one member of the Committee shall meet the applicable Securities and Exchange Commission definition of “financial expert” or if no members satisfy such definition, the Committee shall promptly so inform the Board of Directors. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal audit coordinator and the independent accountants in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4. below).

IV.     RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.     Review and update this Charter periodically, at least annually, as conditions dictate.

2.     Review the organization’s annual financial statements, including any certification, report, opinion, or review rendered by the independent accountants.

3.     Review the regular internal reports to management prepared by the internal audit function and management’s response.

4.     Review with financial management and the independent accountants the 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

5.     Review and approve all transactions between the Company and parties who are related to the Company to the extent required under applicable laws and rules of NASDAQ.

Independent Accountants

6.     Recommend to the Board of Directors the appointment, retention, termination and oversight of the work of the independent auditor employed by the Company to perform audit services, considering independence and effectiveness. The Committee may consider input, if the Committee so desires, from the Company’s management. The independent auditors are ultimately accountable to the Committee.

7.     Approve the independent auditor’s fee arrangements and other terms of service, and to preapprove any permitted non-audit services to be provided by the independent auditor. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

8.     Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

9.     Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes

10.     In consultation with the independent accountants and the internal audit function, review the integrity of the organization’s financial reporting processes, both internal and external.

11.     Consider the independent accountant’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

12.     Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal audit function.

Process Improvement

13.     Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14.     Review any significant disagreement among management and the independent accountants or the internal audit function in connection with the preparation of the financial statements.

15.     Review with the independent accountants, the internal audit function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate point of time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

16.     Establish, review and update periodically the Senior Officer Code of Ethics and the Company’s Code of Ethical Conduct and ensure that management has established a system to enforce these Codes.

17.     Review management’s monitoring of the Company’s compliance with the organization’s Ethical Codes, and ensure that management has the proper review system to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

18.     Oversee the monitoring of the Company’s compliance with the organization’s policy for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, misuse or inappropriate use of corporate assets or auditing matters or potential violations of law and for (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or potential violations of law. The Company’s Problem Resolution Policy has been attached to this proxy as Appendix B.

19.     Review activities, organizational structure, and qualifications of the internal audit department/provider.

20.     Review with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statement.

The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function consistent with this Charter, the Company’s By-laws and governing law. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities and personnel. The Committee shall provide for appropriate funding as determined by the Committee, for the payment of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to any other advisors employed by the Committee. In addition, the Company shall provide appropriate funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

MACATAWA BANK CORPORATION

PROBLEM RESOLUTION POLICY

This policy establishes guidance for the receipt, retention, and treatment of complaints received regarding accounting, internal controls, auditing matters, fraud and unethical business practices, whether submitted by Macatawa employees or third parties. Furthermore, this policy establishes guidance for providing Macatawa employee’s a means to report these complaints in a confidential and anonymous manner.

A notice regarding the Complaint Hotline and the availability of the Risk Management Department shall be provided to employees. This notice shall be issued periodically as a reminder that the Complaint Hotline is available. The Risk Management Officer shall be the recipient of all the complaints and coordinate any necessary action and follow-up. Any complaint received from a non-Macatawa employee should be immediately forwarded to the Risk Management Officer.

Complaints filed under this policy will be controlled and documented by the Risk Management Officer. The Risk Management Officer shall maintain all related documentation for six years. All related documentation shall be maintained in secured files to which only the Risk Management Officer and the Audit Committee members shall have full access.

All complaints will be taken seriously and addressed promptly, discreetly and professionally. Should an employee desire to remain anonymous, that desire will be respected. Discussions and documentation regarding complaints will be kept in strict confidence to the extent appropriate or permitted by policy or law. Should the employee identify himself/herself, the Risk Management department will communicate to the employee the steps to be taken to address the complaint and the results of any follow-up actions initiated.

Retaliation against any employee that files a complaint or voices a concern under this policy is strictly prohibited. Employees determined to have engaged in retaliatory behavior may be subject to discipline, which could include termination of employment. Please note however, that employees who knowingly file misleading or false complaints, or without a reasonable belief as to truth or accuracy, will not be protected by this policy and may be subject to discipline, including termination of employment.

A summary of complaints received by the Risk Management Department will be communicated to the Audit Committee via the Risk Management Officer on a quarterly basis (or a more frequent basis should conditions warrant more timely action).

B-1

REVOCABLE PROXY
MACATAWA BANK CORPORATION

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Shareholders

                The undersigned hereby appoints Benj. A. Smith, III and Philip J. Koning, or either of them, of Macatawa Bank Corporation (“Macatawa”), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Macatawa that the undersigned is entitled to vote at Macatawa’s Annual Meeting of Shareholders (the “Meeting”), to be held on April 21, 2004, at The Amway Grand Plaza Hotel, located at 187 Monroe Avenue, N.W., Grand Rapids, Michigan 49503, at 10:00 a.m. local time, and any and all adjournments and postponements thereof.

Please be sure to sign and date this Proxy in the box below     [date        ]

— — — Shareholder sign above — — — — Co-holder (if any) sign above — — —

1.	To elect two directors, John F. Koetje and Philip J. Koning to hold office for three year terms.	For [ ]	Withhold [ ]	For All Except [ ]

John F. Koetje and Philip J. Koning

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To transact such other business as may properly come before the meeting or at any adjournment thereof.	For [ ]	Against [ ]	Abstain [ ]

The board of directors recommends a vote “FOR” the director nominees.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Detach above card, sign, date and mail in postage paid envelope provided

MACATAWA BANK CORPORATION

        This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Macatawa at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Macatawa at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be considered terminated and of no further force and effect.

        The undersigned acknowledges receipt from Macatawa, prior to the execution of this proxy, of Notice of the Annual Meeting and a Proxy Statement.

        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.